UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2016

Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-36837 (Commission File Number)	36-4802442 (IRS Employer Identification Number)
533 Maryville University Drive St. Louis, Missouri 63141 (Address of principal executive offices)
Registrant's telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Energizer Holdings, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) at the Company’s World Headquarters on Monday, February 1, 2016. At the Annual Meeting, of the 61,798,438 shares outstanding and entitled to vote 56,017,322 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follow:

Proposal 1:     Management’s nominees for director were elected to serve until the Annual Meeting of Shareholders to be held in 2019 or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
J. Patrick Mulcahy	49,858,867	132,297	23,211	6,002,947
Alan R. Hoskins	49,871,982	116,933	25,460	6,002,947
Kevin J. Hunt	49,482,269	506,867	25,239	6,002,947
Patrick J. Moore	49,768,929	163,254	82,192	6,002,947

Proposal 2:     The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2016 was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstain
55,853,940	115,879	47,503

Proposal 3:     The Company’s executive compensation, as described in the Company’s 2015 Proxy Statement, was approved by the non-binding advisory votes of the shareholders set forth in the table below:

For	Against	Abstain	Broker Non-Votes
48,142,512	1,795,507	76,356	6,002,947

Proposal 4:    The determination of the frequency of future advisory votes on executive compensation (every one, two or three years) received the non-binding advisory votes set forth in the table below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
44,569,427	195,090	4,983,081	266,777	6,002,947

The Board of Directors determined that the Company will hold annual Say-on-Pay votes until the next advisory vote on the frequency of Say-on-Pay votes occurs. The next non-binding advisory vote regarding the frequency of Say-on-Pay is required to be held no later than the Company's 2022 Annual Meeting of Shareholders, although an earlier vote regarding the frequency of Say-on-Pay votes may be held at the discretion of the Board of Directors.

Proposal 5:     The material terms of the performance goals under the Energizer Holdings, Inc. Equity Incentive Plan, as described in the Company’s 2015 Proxy Statement, was approved by the votes of the shareholders set forth in the table below:

For	Against	Abstain	Broker Non-Votes
46,545,763	3,388,657	79,955	6,002,947

Proposal 6:     The material terms of the performance goals under the Energizer Holdings, Inc. Executive Officer Bonus Plan, as described in the Company’s 2015 Proxy Statement, was approved by the votes of the shareholders set forth in the table below:

For	Against	Abstain	Broker Non-Votes
49,009,488	924,425	80,462	6,002,947

Item 7.01 Regulation FD Disclosure.

On February 1, 2016 Energizer Holdings, Inc. (the "Company") announced that its Board of Directors declared a quarterly dividend of twenty-five cents ($0.25) per share on its Common Stock, payable on March 16, 2016 to all shareholders of record as of the close of business on February 19, 2016. A copy of the press release announcing the dividend declaration is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including the attached exhibit, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1 Press Release dated February 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ Brian K. Hamm
Brian K. Hamm
Chief Financial Officer

Dated: February 1, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated February 1, 2016.